UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 27, 2016

BALINCAN INTERNATIONAL INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-204161	38-3970138
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11/F Johnson Industrial Mansion

340 Kwun Tong Road

Kowloon

Hong Kong

(Address of principal executive offices)

852-21807022

(Registrant's telephone number, including area code)

___N/A___

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On October 27, Balincan International, Inc. (the “Company”), completed a fund raising of an aggregate of $40,500 dollars, pursuant to Regulation S of the Securities Act of 1933 in Hong Kong, by issuing an aggregate of 40,500,000 shares of common stock, par value $.001 per share, of the Company. The following individuals each purchased their shares at a price per share of $.001.

Tsz Ting IP	9,000,000
Man Chan NG	2,000,000
Shuet Mui LEE	2,000,000
Matthew PAU	2,000,000
Everstar Asia Limited	2,000,000
Meng Sum Sammy LUI	2,000,000
Kiwa KOMORI	2,000,000
Chi Keung Jeffrey SO	2,000,000
Wai Ling Elaine POON	2,000,000
Lwok Tin Charles MAN	2,000,000
Peng Sun YU	2,000,000
Yim Kwan Sidney SIU	2,000,000
Shar Kin Mandy CHUNG	2,000,000
Kwong Keung CHEUK	2,000,000
Chi Yeung IP	2,000,000
Hang Chau HO	2,000,000
How Joe Jone LAM	1,500,000

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Amended and Restated Subscription Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 31, 2016

Balincan International, Inc.

/s/ Tsz Ting Ip
By: Tsz Ting Ip
Title: President

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